UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 27, 2020
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hiring of James C. Mabry; Changes in Principal Financial Officer and Principal Accounting Officer

On July 27, 2020, Renasant Corporation (“Renasant”) announced that, effective August 1, 2020, James C. Mabry IV has been appointed as the Executive Vice President and Chief Financial Officer of Renasant and as the Senior Executive Vice President and Chief Financial Officer of Renasant Bank, Renasant’s wholly-owned subsidiary. Effective as of the same date, Kevin D. Chapman will resign as Renasant and Renasant Bank’s Chief Financial Officer, but he will remain in his positions as Renasant’s Executive Vice President and Chief Operating Officer and Renasant Bank’s Senior Executive Vice President and Chief Operating Officer.

Mr. Chapman, currently Renasant’s principal financial and accounting officer, will continue as Renasant’s principal financial officer until immediately after Renasant files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, after which Mr. Mabry will become the principal financial officer of Renasant. Effective August 1, 2020, Kelly W. Hutcheson, currently the Executive Vice President and Chief Accounting Officer of Renasant, will become Renasant’s principal accounting officer in place of Mr. Chapman. Biographical information about each of Mr. Mabry and Ms. Hutcheson is as follows:

•James C. Mabry. Before joining Renasant, Mr. Mabry, age 62, served as Executive Vice President of Investor Relations and Mergers/Acquisitions for South State Corporation, beginning in August 2015. Prior to that role, Mr. Mabry served as a managing director of Keefe, Bruyette and Woods, a Stifel Company, where he began his career in 1983, leading mergers and acquisitions, strategic advisory and capital markets services for banking companies.

•Kelly W. Hutcheson. Ms. Hutcheson, age 37, joined Renasant in August 2011 and has served as Chief Accounting Officer of the Bank since March 2017. Prior to joining Renasant, Ms. Hutcheson was a Certified Public Accountant with KPMG, LLP, serving clients in various industries throughout the southeastern United States.

There are no family relationships between either Mr. Mabry or Ms. Hutcheson and any director or executive officer of Renasant. As of the date hereof, there are no transactions in which Renasant is a participant and in which Mr. Mabry, any member of his immediate family or businesses with which they are associated has a direct or indirect interest that would constitute a “related person” transaction under the regulations promulgated by the Securities and Exchange Commission. Ms. Hutcheson, certain of her immediate family members and businesses with which they are associated are customers of Renasant Bank and have entered into loan, deposit and other financial services-related transactions with Renasant Bank. These transactions were entered into in the ordinary course of Renasant Bank’s business, were made on substantially the same terms, including (where applicable) interest rates, fees and collateral, as those prevailing at the time for comparable transactions with persons not related to Renasant or Renasant Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Employment Agreement with Mr. Mabry. On July 27, 2020, in connection with the announcement of his appointment as the Chief Financial Officer of Renasant and Renasant Bank, Mr. Mabry entered into an employment agreement with Renasant governing the terms of his employment, to commence on August 1, 2020. The following information summarizes the material terms of the employment agreement; this summary is qualified in its entirety by the employment agreement itself, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The initial term of Mr. Mabry’s employment agreement is two years. After the expiration of the initial term, his agreement will be extended for successive one-year renewal periods, unless either Renasant or Mr. Mabry provides not less than 60 days’ prior written notice to the other that his agreement will not be renewed.

Mr. Mabry’s base salary is $525,000, subject to annual adjustment. For periods on and after January 1, 2021, Mr. Mabry is eligible to receive annual performance-based cash bonuses under Renasant’s Performance-Based Rewards Plan (the “PBRP”) and equity compensation under the Renasant 2020 Long-Term Incentive Compensation Plan (the “LTIP”). For his service in 2020, in lieu of eligibility to receive a PBRP award, Mr. Mabry will receive a cash bonus of $125,000, provided that he remains continuously employed through the payment date (which will be the same date that cash bonuses are paid under the PBRP with respect to the 2020 fiscal year). Mr. Mabry is also eligible to participate in the plans and arrangements available to executive officers and employees of Renasant, including a tax-qualified 401(k) plan, various insurance benefits and deferred compensation plans. Finally, Mr. Mabry will receive certain perquisites, including monthly car and housing allowances and country club dues.

In the event Mr. Mabry is “constructively terminated” or is terminated without “cause” (as such terms are defined in his employment agreement) or if prior to July 31, 2025 he separates from service upon the expiration of his employment agreement because Renasant furnished notice of non-renewal, then (1) he will receive a cash payment equal to his base compensation for the remainder of the employment term, but not less than 12 months, and his bonus under the PBRP in the target amount, pro-rated to reflect the period of service prior to his termination, and (2) his outstanding equity awards will vest in accordance with the terms of the LTIP (generally on a pro rata basis). In addition, Mr. Mabry will receive monthly premium reimbursements if he or his eligible dependents elect continuation coverage under the Renasant group medical plan for the lesser of 18 months or the actual period of continuation coverage.

In the event Mr. Mabry is “constructively terminated” or terminated without “cause” within the 24-month period following a “change in control” (as defined in his employment agreement), (1) he will receive (a) a cash payment in an amount equal to 2.5 times the sum of his base compensation and average annual cash bonus for the two whole calendar years preceding the change in control (if such termination occurs prior to Mr. Mabry’s receipt of PBRP bonuses for two whole fiscal years, then his target bonus for the year in which the change in control occurs will be substituted for any whole fiscal year with respect to which he did not receive a PBRP bonus) and (b) monthly premium reimbursements under the Renasant group medical plan for the lesser of 18 months or the actual period of continuation coverage, and (2) his outstanding equity awards will vest or be otherwise settled in accordance with the terms of the LTIP. The amount payable to Mr. Mabry in these circumstances is subject to reduction in the event the aggregate payments he would receive on account of the change in control would exceed the threshold determined under Section 280G of the Internal Revenue Code of 1986, as amended.

The employment agreement contains standard covenants prohibiting the solicitation of employees and customers during the two-year period following Mr. Mabry’s termination of employment for any reason. Mr. Mabry is also prohibited from competing against Renasant for the one-year period following his termination of employment for any reason, except that if he is terminated without cause or constructively terminated within 24 months following a change in control, the prohibition on competition extends for two years. The agreement also includes a covenant protecting the use and disclosure of Renasant’s confidential information that applies at all times during his employment and thereafter, regardless of the reason for his separation.

In addition, as an inducement to joining Renasant and as a retention award, effective as of August 1, 2020 Mr. Mabry will be awarded shares of Renasant common stock with a value of $750,000, with the actual number of shares awarded to be based on the closing sales price of Renasant common stock on July 31, 2020, the last business day preceding the award date. The award will vest ratably over five years, provided that on each vesting date (the annual anniversary of Mr. Mabry’s employment with Renasant) Mr. Mabry is, and since the effective date of his employment agreement has continuously been, employed by Renasant. If Mr. Mabry’s employment terminates before the award vests, the award will be forfeited to and cancelled by Renasant, unless his termination is on account of death, “disability” (as defined in the LTIP) or involuntary termination without cause, in which event the award will be settled on a pro rata basis. If a change in control (as defined in the LTIP) occurs before his award vests, Mr. Mabry’s award (1) if assumed, will continue to vest in accordance with its terms, unless his employment is terminated during the 24-month period following the change in control either involuntarily without cause or for “good reason” (as defined in the LTIP), in which event his award will fully vest on his termination date or (2) may be settled in consideration of a cash payment. In all other respects, his award is subject to the terms and conditions of the LTIP.

Resignation of Bartow Morgan, Jr.

On July 28, 2020, Bartow Morgan, Jr., Renasant Bank’s Georgia Chairman and a member of the Board of Directors of Renasant Bank, advised Renasant that, effective upon the expiration of his employment agreement on August 31, 2020, he will resign his employment with Renasant and also will resign from the Renasant Bank Board of Directors. Mr. Morgan’s outstanding equity incentives under Renasant’s 2011 Long-Term Incentive Compensation Plan and 2020 Long-Term Incentive Compensation Plan will vest consistent with the terms of such incentives and the plan. As a condition thereto (and as required under the terms of his employment agreement, as amended), Mr. Morgan will execute and deliver a general waiver and release in favor of Renasant upon the effectiveness of his separation from service.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit Number	Description of Exhibit
10.1	Executive Employment Agreement dated July 27, 2020, by and between Renasant Corporation and James C. Mabry, IV
99.1	Press release dated July 27, 2020 issued by Renasant Corporation
104	The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: July 31, 2020	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer